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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    May 9, 2003


Commission File Number:                              0-24630



                           MAHASKA INVESTMENT COMPANY
                           --------------------------
             (Exact name of Registrant as specified in its charter)

           Iowa                                       42-1003699
           ----                                       ----------
  (State of Incorporation)               (I.R.S. Employer Identification No.)


                   222 First Avenue East, Oskaloosa Iowa 52577
                    (Address of Principal Executive Offices)

Registrant's telephone number:                       (641) 673-8448



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Item 9. Regulation FD Disclosure

     On May 9, 2003, Mahaska Investment Company (the "Registrant") officially changed its name to MidWest One Financial Group, Inc. The Registrant's 2003 Proxy Statement contained a proposal to shareholders to change the name of the organization to MidWest One Financial Group, Inc. At the annual meeting of shareholders' held on April 30, 2003, the proposal to change the name of the Registrant was approved by a vote of 3,162,849 shares in favor, 192,491 voting against, and 90,733 shares abstaining. The Registrant filed an amendment to its articles of incorporation with the Iowa Secretary of State to change the name of the company effective May 9, 2003.

     The information contained in this document and other financial reports may contain forward-looking statements about the Registrant's growth and acquisition strategies, new products and services, and future financial performance. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Federal Reserve Board, and customer's acceptance of the Registrant's products and services. The Registrant undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Mahaska Investment Company has caused this Report to be signed on its behalf by the undersigned hereunto fully authorized.

Mahaska Investment Company
--------------------------
(Registrant)


May 23, 2003                                   By: /s/David A. Meinert
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Dated                                          David A. Meinert
                                               Executive Vice President and CFO